EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of December 31, 1996, by and between Glasgal Communications, Inc., a Delaware corporation located at 151 Veterans Drive, Northvale, New Jersey 07647 (the "Company") and Ralph Glasgal, residing at 4 Pierpont Road, Rockleigh, New Jersey 07647 (the "Executive").

         IN  CONSIDERATION  of  the  covenants  set  forth  herein,   and  other
consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. TERM. The Company agrees to employ the Executive and the Executive agrees to serve, on the terms and conditions of this Agreement, for a period commencing as of January 1, 1997 and ending on October 31, 1997, or such shorter period as provided for herein (the "Employment Period"). It is the intention of the Executive to retire at the end of the Employment Period.

         2. DUTIES. The Executive shall serve as the Company's Chairman of the Board and President on a full-time basis and shall have such powers and duties as provided by the By-Laws of the Company and as may be prescribed from time to time by the Board of Directors of the Company.

         3. COMPENSATION. For all services rendered by the Executive under this Agreement, the Company shall pay the Executive a salary of $250,000 per annum, payable in equal, bi-weekly installments, or such other greater amount as the Board of Directors may determine. In addition to such salary, the Executive may be paid a bonus from time to time at the discretion of the Board of Directors of the Company. The parties agree that the Company is authorized to deduct from the annual salary of the Executive, and any other compensation paid to the Executive, such sums as are required by law to be deducted or withheld.

         4. EXECUTIVE BENEFITS. The Executive shall be entitled to receive the following benefits from the Company:

                  (a) The Company shall provide the Executive with an annual car allowance in the amount of $4,000.00, such allowance to be provided to the Executive in ten (10) equal monthly installments;

                  (b) The Company shall obtain a life insurance policy naming the Executive as the insured and such other party as may be designated as the beneficiary by the Executive, providing for death benefits of $50,000.00, with respect to which the Company shall


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                           pay all  applicable  premiums  during the  Employment
                           Period;

                  (c) The Company shall provide the Executive and his family with medical insurance consistent with the Company's current and future medical plans for its employees;

                  (d) The Company shall provide the Executive with annual dental benefits consistent with the Company's current dental plan for all employees;

                  (e) The Company shall provide the Executive with long-term disability insurance providing for disability payments of $3,000.00 per month consistent with the Company's current disability insurance plan for all employees;

                  (f) The Executive shall be entitled to participate in the Company's stock option plan as available to all senior executives of the Company, subject to the discretion of the Board of Directors; and

                  (g) The Executive shall be entitled to at the rate of vacation of twenty three days per annum.

         5.       TERMINATION.  The parties hereto agree as follows:

                  (a) The Executive's employment hereunder shall terminate at the end of the Employment Period, or on any earlier date upon six (6) months' prior written notice provided by either party to the other party pursuant to the requirements of Section 7 of this Agreement;

                  (b) Other than as provided in Section 5(a) and Section 5(c) hereof, the Executive's employment may be terminated by the Company, prior to the expiration of the Employment Period, for Cause (as defined herein), upon delivery of thirty (30) days prior written notice thereof. For the purposes of this Agreement, "Cause" shall mean (i) willful and repeated refusal of the Executive to follow the lawful directives of the Board of Directors of the Company for the performance of material duties which the Executive is required to perform hereunder, other than any such failure resulting from the Executive's incapacity due to physical or mental illness or (ii) conviction of the Executive for a felony involving moral turpitude.


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                  (c)      If the  Executive  has failed to  fulfill  his normal
                           duties  for  the   Company   because  of  illness  or
                           incapacity (whether physical or mental) for a period of more than six (6) consecutive months during the term of this Agreement, the Board may terminate this Agreement at any time after the expiration of such six-month period if at such time such illness or incapacity is continuing.

                  (d) If the Executive dies during the Employment Period, the Company shall pay to the Executive's estate such compensation as would otherwise be payable to the Executive until the end of the month in which his death occurs.

                  (e) In the event that the Executive's employment is terminated by the Company prior to the end of the Employment Period pursuant to Section 5(a) hereof, the Executive shall be entitled to receive from the Company an amount equal to six (6) months' salary, together with any bonuses earned as of the date of termination, such payment to be made to the Executive within 30 days of such termination.

         6. MODIFICATION. This agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter, and may be ratified only by a written instrument duly executed by each party.

         7. NOTICES. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered against receipt to the party to whom it is to be given at the address of such party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 7). Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing the party's address which shall be deemed given at the time of receipt thereof.

         8. WAIVER. Any waiver by either party or a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

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         9. SEVERABILITY. The provisions of this Agreement are severable. If any
provision  of  this  Agreement   shall  be  held  to  be  invalid  or  otherwise
unenforceable, in whole or in part, the remainder of the provisions or enforceable parts hereof shall not be affected thereby and shall be enforced to the fullest extent by law.

         10. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, without giving effect to the conflict of laws provisions thereof.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                 GLASGAL COMMUNICATIONS, INC.


/S/ RALPH GLASGAL                By: /s/ ISAAC GAON
                                    -------------------------------------------
-------------------------            Name:  Isaac Gaon
RALPH GLASGAL                        Title: Chief Executive
                                            Officer

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